Investor Call on 4Q 2016 and FY 2016 Results August 1, 2017 Exhibit 99.1

2 This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that TerraForm Power expects or anticipates will occur in the future are forward-looking statements. They may include estimates of expected adjusted EBITDA, cash available for distribution (CAFD), earnings, revenues, adjusted revenues, capital expenditures, liquidity, capital structure, future growth, and other financial performance items (including future dividends per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above. Forward-looking statements provide TerraForm Power’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made. Although TerraForm Power believes its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, risks related the previously announced sponsorship transaction with Brookfield Asset Management Inc. and its affiliates (the “Sponsorship Transaction”), including the expected timing and likelihood of completion of the Sponsorship Transaction, the timing, receipt and terms and conditions of any required governmental approvals of the Sponsorship Transaction that could cause the parties to abandon the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement relating to the Sponsorship Transaction; the risk of failure of the holders of a majority of the outstanding Shares to adopt the merger agreement and other agreements contemplated by the Sponsorship Transaction and to obtain the requisite stockholder approvals; the risk that the parties may not be able to satisfy the conditions to the Sponsorship Transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Sponsorship Transaction; the risk that any announcements relating to the Sponsorship Transaction or the failure or termination of the Sponsorship Transaction could have adverse effects on the market price of the Company’s common stock; the risk that the Sponsorship Transaction and its announcement could have an adverse effect on the Company’s ability to retain and hire key personnel and maintain relationships with its suppliers and customers and on its operating results and businesses generally, risk related to the SunEdison Bankruptcy, including our transition away from reliance on SunEdison for management, corporate and accounting services, employees, critical systems and information technology infrastructure, and the operation, maintenance and asset management of our renewable energy facilities; risks related to events of default and potential events of default arising under our revolving credit facility, the indentures governing our senior notes, and/or project-level financing; risks related to failure to satisfy the requirements of Nasdaq, which could result in the delisting of our common stock; risks related to our exploration and potential execution of strategic alternatives; pending and future litigation; our ability to integrate the projects we acquire from third parties or otherwise realize the anticipated benefits from such acquisitions; the willingness and ability of counterparties to fulfill their obligations under offtake agreements; price fluctuations, termination provisions and buyout provisions in offtake agreements; our ability to successfully identify, evaluate, and consummate acquisitions; government regulation, including compliance with regulatory and permit requirements and changes in market rules, rates, tariffs, environmental laws and policies affecting renewable energy; operating and financial restrictions under agreements governing indebtedness; the condition of the debt and equity capital markets and our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward; our ability to compete against traditional and renewable energy companies; potential conflicts of interests or distraction due to the fact that several of our directors and most of our executive officers are also directors and executive officers of TerraForm Global, Inc.; and hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages. Furthermore, any dividends that we may pay in the future will be subject to available capital, market conditions, and compliance with associated laws and regulations. Many of these factors are beyond TerraForm Power’s control. TerraForm Power disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in TerraForm Power’s Form 10-K for the fiscal year ended December 31, 2015 and Form 10-Q for the period ended June 30, 2016, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. Forward-Looking Statements Exhibit 99.1

3 This presentation provides certain financial and operating metrics of TerraForm Power, Inc. (“TerraForm Power” or the “Company”) as of or for the quarters ended December 31, 2015 and December 31, 2016 and estimates for certain financial and operating metrics and measures of TerraForm Power for 2017. Please review these results together with the risk factors detailed in our annual report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on July 21, 2017. The year to date and full year 2017 financial information and operating metrics and measures included in this presentation are preliminary and unaudited and, with respect to full year information, are forward looking and include estimates and forecasts for the remainder of the year which are inherently uncertain. This financial information may change materially as a result of the completion of the audit for fiscal year 2017 and our performance for the balance of 2017. Our estimates are based on various assumptions and are subject to various risks which could cause actual results to differ materially. The information presented on the following slides does not represent a complete picture of the financial position, results of operation or cash flows of TerraForm Power, is not a replacement for full financial statements prepared in accordance with U.S. GAAP and should not be viewed as indicative of future results, which may differ materially. You should also refer to our Form 10-K for the fiscal year 2016 and the other filings we have made with the SEC. ADDITIONAL INFORMATION AND WHERE TO FIND IT This presentation may be deemed to be solicitation material in respect of the proposed Transactions. In connection with the proposed Transactions, Brookfield and the Company intend to file relevant materials with the SEC, including the Company’s proxy statement on Schedule 14A. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to TerraForm Power, Inc., 7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814: (240) 762-7700, or from the Company’s website, https://www.terraformpower.com/. Importance of our Risk Factors and Additional InformationExhibit 99.1

4 TerraForm Power Focused on Key Areas of Execution ▪ Fleet performed slightly below expectations in 2016 ▪ Solid progress on implementing stand-alone operating capability ▪ Completed the UK portfolio asset sale on May 11, providing $211M of net proceeds1 and reducing project debt by £301M ▪ Sold the residential solar portfolio (~1,900 systems, 11 MW) in 1H 2017 ▪ Filed our Form 10-K for 2016 ▪ Scheduled to hold our annual shareholder meeting on August 10, 2017 ▪ Working to finalize and file our 10-Qs for 1Q and 2Q 2017 ▪ We are on track to satisfy the conditions to closing the Brookfield transaction, with progress including: – Submission of filings for regulatory approvals – Closing of the UK portfolio sale in May – Termination of the Hart-Scott-Rodino waiting period in May – Bankruptcy court approval for SunEdison settlement and voting support agreements in June – Texas PUC approval in July 1. $211M in proceeds is inclusive of cash on hand for the UK portfolio Exhibit 99.1

5 1. MW (net) in operation at end of period 2. Revenue adjusted for PPA amortization, changes in fair value of commodity hedges and ITC revenue amortization 3. Excludes non-operating cash costs incurred (costs that are not representative of our core operations) 4. Composed of $56M goodwill impairment of an acquired DG portfolio and $16M impairment on our residential portfolio Non-GAAP Metrics 4Q 2016 4Q 2015 YoY change (%) MW (net) in operation1 2,983 2,931 2% Capacity Factor 28.2% 22.9% +530 bps MWh (000s) 1,912 1,069 79% Adj. Revenue2 / MWh $76 $100 (24%) Adj. Revenue ($M)2 $146 $107 36% Adj. EBITDA ($M)3 $112 $72 55% Adj. EBITDA margin 76.6% 67.1% +950 bps CAFD ($M)3 $84 $23 263% 4Q 2016 Results CommentaryMetrics 4Q 2016 4Q 2015 YoY change (%) Revenue, net ($M) $135 $106 28% Net Income / (Loss) ($M) ($135) ($156) n/a  Revenue was slightly below management estimates, due in part to lower availability at certain of our plants  Year-over-year changes driven by acquired Invenergy wind plants, which have higher capacity factor and lower price per MWh vs. existing TERP fleet  Net loss of $135M due in part to impairment charges of $72M4  CAFD increased $61M vs. 4Q 2015 primarily due to releases of restricted cash resulting from cures of project debt defaults Exhibit 99.1

FY 2016 Results

Exhibit 99.1

Metrics	2016	2015	Change (%)
Revenue, net ($M)	$655	$470	39%
Net Income / (Loss) ($M)	($242)	($208)	n/a

Non-GAAP Metrics	2016	2015	Change (%)
MW (net) in operation[1]	2,983	2,931	2%
Capacity Factor	28.6%	22.3%	+630 bps
MWh (000s)	7,724	3,462	123%
Adj. Revenue[2] / MWh	$90	$135	(34%)
Adj. Revenue ($M)[2]	$692	$467	48%
Adj. EBITDA ($M)[3]	$516	$358	44%
Adj. EBITDA margin	74.5%	76.6%	(210) bps
CAFD ($M)[3]	$166	$228	(27%)

Commentary

- **Revenue for 2016 was 2% below midpoint of estimated range**
- **Year-over-year changes driven by acquired Invenergy wind plants, which have higher capacity factor and lower price per MWh vs. existing TERP fleet**
- **Net loss of ($242M) was $82M below estimated range midpoint of ($160M)**
  - $56M goodwill impairment of an acquired DG portfolio
  - $19M impairment on our residential portfolio
- **CAFD declined $62M vs. 2015**
  - ($27M) full year impact of corporate bonds issued in 1H 2015[4]
  - ($20M) revolver interest on avg. ~$640M drawn
  - ($23M) reduction in SunEdison support
  - +$8M net impact of portfolio growth, changes in portfolio debt, and all other

1. MW (net) in operation at end of period
2. Revenue adjusted for PPA amortization, changes in fair value of commodity hedges and ITC revenue amortization
3. Excludes non-operating cash costs incurred (costs that are not representative of our core operations)
4. Change includes net impact of term loan in 2015 that was repaid using corporate bonds

TerraForm Power

6

7 1. Revenue adjusted for PPA amortization, changes in fair value of commodity hedges and ITC revenue amortization 2. Excludes non-operating cash costs incurred (costs that are not representative of our core operations) Updated 2017 Estimates Adj. Revenue ($M)1 $620–$640 $600–$700 Adj. EBITDA ($M)2 $440–$460 $430–$510 CAFD ($M)2 $90–$110 $120 Metrics Revised 2017 Estimate Previous 2017 Estimate Revenue, net ($M) $590–$610 $570–$670 Net Income / (Loss) ($M) ($130)–($150) ($50)–$50  Year-to-date performance has been adversely impacted by several factors – Lower than average solar resource – Lower than expected availability of our solar fleet due primarily to one-off operating issues – Challenged market conditions in Texas that impacted our 387 MW of wind plants  As a result, we are revising our previous estimates for 2017 as follows: Exhibit 99.1

8 Appendix Exhibit 99.1

9 $166 $37 ($157) ($28) $9 – ($150) ($100) ($92) ($19) ($9) $20 – $655 $692 $516 Revenue Adjustments Adj. Revenue Cost of operations G&A (corp. operating) SUNE G&A Support Adj. EBITDA Project debt: interest payments Holdco debt payments Principal payments Distrib. to NCI Maint. capex Other adjustments 2016 CAFD 2016 Revenue to CAFD Waterfall $M, unless otherwise noted 2016 Results 1. Excludes $61M of non-operating cash costs recorded in 2016 (costs that are not representative of our core operations). 2. Does not include special interest payment of $5M. 1 2 Exhibit 99.1

10 Capital Structure $M, unless otherwise noted Definitions and Calculations: Net Holdco debt: Gross Holdco debt less Holdco unrestricted cash Gross consolidated debt: Drawn Revolver plus Senior Notes and non-recourse debt Net consolidated debt: Gross consolidated debt less Holdco and project-level unrestricted cash 1. Includes financing lease obligations, but excludes net unamortized discount and deferred financing costs Metric As of Dec 31, 2016 Holdco unrestricted cash $478 Project-level unrestricted cash $87 Total unrestricted cash $565 Project-level restricted cash $118 Total Cash $683 Drawn Revolver $552 Sr. Notes $1,250 Non-recourse debt1 $2,202 Gross Holdco debt $1,802 Net Holdco debt $1,324 Gross consolidated debt $4,004 Net consolidated debt $3,439 Financial Metrics Adj. EBITDA $516 CAFD $166 Credit Metrics Net consolidated debt / Adj. EBITDA 6.7x Exhibit 99.1

11 $478 $639 $155 ($104) ($32) $211 $86 ($100) ($55) Starting Balance (Dec 31,2016) Project Distributions Corp. Operating Costs and Interest Corp. Non Operating Costs UK Sale Canada Financing Portfolio Term Loan Partial Repayment Revolver Partial Repayment Ending Balance (June 30, 2017) HoldCo Cash: December 31, 2016 to June 30, 2017 $M, unless otherwise noted 1. June 30, 2017 drawn revolver balance was $497M and outstanding LCs were $61M, resulting in available revolver of $12M 2. June 30, 2017 preliminary actual balance per bank statements and may differ from final US GAAP balances. This reflects cash and cash equivalents. 2 Operating Financing and M&A Non- Operating 1 ▪ At the end of 2Q we had significant HoldCo cash of $639M, which we expect to use to: – Repay corporate debt (including a $150M repayment of our revolver made in July) – Pay the special dividend and costs associated with the Brookfield transaction Exhibit 99.1

12 2.6 GW Wind and Solar Portfolio … Exclusively renewable assets Portfolio as of June 30, 2017 With Estimated Average 26 Year Remaining Useful Life … Average asset age of 4 years With High Credit-Quality Counterparties High quality average credit rating of A; 84% rated investment grade 1 Under Long-Term Contracts … Average remaining PPA life of 14 years 1. 11% not rated; 5% rated non-investment grade (MW Weighted) (MW Weighted)(MW Weighted) High-Quality Contracted Renewable Generation Portfolio Solar 41% Wind 59% <2 years 20% 2-5 years 55% >5 years 25% 20+ years 21% 16-20 years 19% 11-15 years 35% 6-10 years 14% 0-5 years 11% AAA 1% AA+ 16% AA 9% AA- 1% A+ 13% A 5% A- 5% BBB+ 26% BBB 4% BBB- 4% < IG 5% NR 11% Exhibit 99.1

13 Low Concentration RiskGeographically Diverse Fleet of 2.6 GW Portfolio as of June 30, 2017 (MW Weighted) Wind 1,532 MW Solar 1,075 MW Total US: 2,348 MW US Wind: 1,454 MW US Solar: 895 MW Canada 145 MW 78 MW 68 MW Chile 102 MW 102 MW UK 1 11 MW 11 MW OR – 1 MW MN – 2 MW NE – 181 MW NV – 32 MW UT – 42 MW CO – 10 MW CA – 488 MW TX – 387 MW Wind 1 MW Solar HI – 81 MW Wind 1 MW Solar OH – 10 MW ME – 219 MW NH – 1 MW VT – 40 MW Wind 8 MW Solar MA – 123 MW CT – 1 MW NY – 160 MW Wind 16 MW Solar NJ – 63 MW PA – 8 MW MD – 19 MW NC – 36 MW IL – 386 MW GA – 5 MW FL – 9 MW PR – 5 MW NM – 1 MW AZ – 12 MW Diverse Asset Portfolio in Attractive and Stable Markets CAISO 18% ISO-NE 15% ERCOT 15%Other 13% PJM 11% MISO 8% SPP 7% NYISO 7% WECC 4% SERC 2% Mount Signal 10% South Plains 8% California Ridge 8% Bishop Hill 7% Rattlesnake 7% Prairie Breeze 7% Cohocton 5% CAP 4% Regulus 3% Capital Dynamics 3% Other 38% Exhibit 99.1

14 Definitions: Adjusted Revenue, Adjusted EBITDA and Cash Available For Distribution (CAFD) Reconciliation of Operating Revenues, Net to Adjusted Revenue We define adjusted revenue as operating revenues, net, adjusted for non-cash items including unrealized gain/loss on derivatives, amortization of favorable and unfavorable rate revenue contracts, net and other non-cash revenue items. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including revenue. Please see the next to last slide of this presentation for additional disclosures on the usefulness of Adjusted Revenue as a supplementary non-GAAP measure and on its limitations. Reconciliation of Net Income (Loss) to Adjusted EBITDA We define adjusted EBITDA as net income (loss) plus depreciation, accretion and amortization, non-cash affiliate general and administrative costs, acquisition related expenses, interest expense, gains (losses) on interest rate swaps, foreign currency gains (losses), income tax (benefit) expense and stock compensation expense, and certain other non-cash charges, unusual or non-recurring items and other items that we believe are not representative of our core business or future operating performance. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income (loss). Please see the next to last slide of this presentation for additional disclosures on the usefulness of Adjusted EBITDA as a supplementary non-GAAP measure and on its limitations, Note: As of December 31, 2015, TerraForm Power changed its policy regarding restricted cash to characterize the following as restricted cash: (i) cash on deposit in collateral accounts, debt service reserve accounts, maintenance and other reserve accounts, and (ii) cash on deposit in operating accounts but subject to distribution restrictions due to debt defaults, or other causes. Previously, cash available for operating purposes, but subject to compliance procedures and lender approvals prior to distribution from project level accounts, was also considered restricted. This cash is now considered unrestricted but is designated as unavailable for immediate corporate purposes. The impact of the new accounting policy on full year reported or forecasted CAFD is immaterial. Reconciliation of Adjusted EBITDA to CAFD Effective December 31, 2015, we define “cash available for distribution” or “CAFD” as adjusted EBITDA of Terra LLC as adjusted for certain cash flow items that we associate with our operations. Cash available for distribution represents adjusted EBITDA (i) minus deposits into (or plus withdrawals from) restricted cash accounts required by project financing arrangements to the extent they decrease (or increase) cash provided by operating activities, (ii) minus cash distributions paid to non-controlling interests in our renewable energy facilities, if any, (iii) minus scheduled project-level and other debt service payments and repayments in accordance with the related borrowing arrangements, to the extent they are paid from operating cash flows during a period, (iv) minus non-expansionary capital expenditures, if any, to the extent they are paid from operating cash flows during a period, (v) plus or minus operating items as necessary to present the cash flows we deem representative of our core business operations, with the approval of the audit committee. CAFD Is not a measure of liquidity or profitability, is not recognized in accordance with GAAP and should not be viewed as an alterative to net income (loss), operating income, net cash provided by operating activities or any other measure determined in accordance with U.S. GAAP. Please see the next to last slide of this presentation for additional disclosures on the usefulness of CAFD as a supplementary non-GAAP measure and on its limitations. Exhibit 99.1

Reg G: Reconciliation of Net Operating Revenue to Adjusted Revenue, Net Income / (Loss) to Adjusted EBITDA and Adjusted EBITDA to CAFD

Exhibit 99.1

$M, unless otherwise noted

	Three Months Ended December 31,		Twelve Months Ended December 31,		
Reconciliation of Operating Revenues, Net to Adjusted Revenue	2016	2015	2016	2015	2017 Midpoint
Operating revenues, net	$135	$106	$655	$470	$600
Unrealized loss on derivatives, net (a)	7	2	12	1	–
Amortization of favorable and unfavorable rate revenue contracts, net (b)	10	4	40	5	40
Other non-cash items (c)	(6)	(4)	(15)	(9)	(10)
Adjusted revenue	$146	$107	$692	$467	$630
Reconciliation of Net Income (Loss) to Adjusted EBITDA					
Net income (loss)	($135)	($156)	($242)	($208)	($140)
Interest expense, net	67	46	310	168	235
Income tax (provision) expense	(3)	(16)	0	(13)	–
Depreciation, accretion and amortization expense (d)	75	51	284	167	261
General and administrative expenses (e)	19	14	61	51	86
Stock-based compensation expense (f)	2	2	6	12	8
Acquisition and related costs, including affiliate (g)	–	23	3	56	–
Loss on prepaid warranty with affiliate (h)	–	45	–	45	–
Unrealized loss on derivatives, net (i)	7	2	12	1	–
Loss (gain) on extinguishment of debt, net (j)	1	8	1	16	–
LAP settlement payment (k)	–	10	–	10	–
Eastern Maine Electric Cooperative litigation reserve (l)	–	14	–	14	–
Impairment charge (m)	72	–	75	–	–
Non-recurring facility-level non-controlling interest member transaction fees (n)	–	1	–	4	–
Loss (gain) on foreign currency exchange, net (o)	9	10	16	19	–
Loss on investments and receivables with affiliate (p)	2	16	3	16	–
Other non-cash items (q)	(6)	(5)	(15)	(9)	–
Other non-operating expenses (r)	1	6	1	8	–
Adjusted EBITDA	$112	$72	$516	$358	$450
Reconciliation of Adjusted EBITDA to CAFD					
Adjusted EBITDA	$112	$72	$516	$358	$450
Interest payments (s)	(73)	(52)	(250)	(138)	(228)
Principal payments (t)	(34)	(27)	(92)	(46)	(99)
Cash distributions to non-controlling interests, net (u)	(4)	(6)	(19)	(23)	(15)
Non-expansionary capital expenditures	(2)	(8)	(9)	(13)	(22)
(Deposits into)/withdrawals from restricted cash accounts	84	(0)	(5)	19	8
Other:					
Contributions received pursuant to agreements with SunEdison (v)	–	–	8	15	–
Economic ownership adjustments (w)	–	40	–	53	–
Other items (x)	1	5	17	4	5
Estimated cash available for distribution	$84	$23	$166	$228	$100
Impact of defaults on changes in restricted cash (y)	(5)	–	(5)	–	–
Estimated cash available for distribution excluding defaults	$89	$23	$171	$228	$100

TerraForm Power

15

16 Footnotes to Reg. G a) Represents the change in the fair value of commodity contracts not designated as hedges. b) Represents net amortization of favorable and unfavorable rate revenue contracts included within operating revenues, net. c) Primarily represents deferred revenue recognized related to the upfront sale of investment tax credits to non-controlling interest members. d) Includes reductions within operating revenues, due to net amortization of favorable and unfavorable rate revenue contracts, of $5.3 million and $40.2 million for the year ended December 31, 2015 and 2016, respectively, of which $3.7 million and $10.1 million were within the three months ended December 31, 2015 and 2016, respectively. e) Pursuant to the management services agreement, SunEdison agreed to provide or arrange for other service providers to provide management and administrative services to us. For the year ended December 31, 2015, cash consideration of $4.0 million was paid to SunEdison for these services, and the amount of general and administrative expense – affiliate in excess of the fees paid to SunEdison in the period was treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA. In the year ended December 31, 2016 we accrued $8.8 million of routine G&A services provided or arranged by SunEdison under the Management Services Agreement that were not reimbursed by TerraForm Power and were treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA. In addition, non-operating items and other items incurred directly by TerraForm Power that we do not consider indicative of our core business operations are treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA. In the year ended December 31, 2016, these items include extraordinary costs and expenses of $42.1 million related to restructuring, legal, advisory and contractor fees associated with the bankruptcy of SunEdison and certain of its affiliates (the “SunEdison bankruptcy”) and $9.6 million in investment banking, legal, third party diligence and advisory fees associated with acquisitions, dispositions and financings. The Company’s normal general and administrative expenses, paid by Terraform Power, were not added back in the reconciliation of net income (loss) to Adjusted EBITDA. For the three months and year ended December 31, 2016, Terraform Power incurred $5.5 million and $19.4 million of normal operating corporate general and administrative expenses. f) Represents stock-based compensation expense recorded within general and administrative expenses and within general and administrative expenses – affiliate. g) Represents transaction related costs, including affiliate acquisition costs, associated with acquisitions. h) In conjunction with the acquisition of certain of the operating assets of First Wind (the “First Wind Acquisition”), SunEdison committed to reimburse us for capital expenditures not to exceed $50.0 million through 2019 for certain of our wind power plants in the form of a prepaid warranty that was capitalized as PP&E in purchase accounting. Through the year ended December 31, 2015, the Company received contributions pursuant to this agreement of $2.7 million and recorded depreciation on the related asset of $1.9 million. As a result of the SunEdison bankruptcy, the Company recorded a loss of $45.4 million related to the write-off of this prepaid warranty agreement, which is no longer considered collectible. i) Represents the unrealized change in the fair value of commodity contracts not designated as hedges. j) We recognized net losses and (gains) on extinguishment of debt for the following credit facilities in the year ended December 31, 2015: $12.3 million corporate term loan extinguishment and related fees, $7.5 million relating to the refinancing of project level loans associated with our U.K. solar assets, $6.4 million of indebtedness associated with assets acquired from First Wind, $1.3 million corporate revolving credit facility, ($11.4 million) Duke Energy operating facility. During the year ended December 31, 2016, we recognized a net loss of $1.1 million on extinguishment of debt related to the ninth amendment of the corporate revolving credit facility. k) Pursuant to a settlement agreement, TERP made a one-time payment to certain parties related to Latin American Power Holding B.V. (“LAP”) in the amount of $10.0 million in April 2016 in exchange for, and contingent on, the termination of the arbitration and release of all claims against TerraForm Power. The expense incurred as a result of the one-time payment was recorded to general and administrative expenses for the year ended December 31, 2015. l) Represents a loss reserve related to the legal judgment in favor of Eastern Maine Electric Cooperative against certain of our subsidiaries for breach of contract over the proposed sale of a transmission line acquired from First Wind. Exhibit 99.1

Footnotes to Reg. G

Exhibit 99.1

m) Impairment charges of $74.8 million recognized in the year ended December 31, 2016 were composed of a $55.9 million impairment of goodwill attributed to the 2015 acquisition of 77.8 MWs of certain distributed generation assets from Capital Dynamics, and $19.0 million related to residential solar systems acquired from SunEdison, of which $15.7 million was recorded in the three months ended December 31, 2016.

n) Represents professional fees for legal, tax, and accounting services related to entering certain tax equity financing arrangements that were paid by SunEdison, and are not representative of our core business operations.

o) Represents net losses and (gains) on foreign currency exchange, primarily due to unrealized gains/losses on the re-measurement of intercompany loans which are primarily denominated in British pounds.

p) As a result of the SunEdison bankruptcy, we recognized an $11.3 million loss on investment for residential project cancellations during the three months and year ended December 31, 2015 and an additional $2.5 million in the three months and year ended December 31, 2016. We also recognized a $4.8 million bad debt reserve for outstanding receivables from debtors in the SunEdison bankruptcy during the three months and year ended December 31, 2015, and $0.8 million in the year ended December 31, 2016.

q) Primarily represents deferred revenue recognized for the upfront sale of investment tax credits to non-controlling interest members.

r) Represents certain other items that we believe are not representative of our core business or future operating performance.

s) Represents project-level and other interest payments attributed to normal operations. The reconciliation from Interest expense, net as shown on the Consolidated Statement of Operations to Interest payments applicable to CAFD for the years ended December 31, 2015 and 2016 is as follows:

t) Represents project-level and other principal debt payments to the extent paid from operating cash. The reconciliation from Principal payments on non-recourse long-term debt as shown on the Consolidated Statement of Cash Flows to Principal payments applicable to CAFD for the years ended December 31, 2015 and 2016 is as follows:

$ in millions	2016	2015
Interest expense, net	**($310.3)**	**($167.8)**
Amortization of deferred financing costs and debt discounts	24.2	27.0
Unrealized loss on U.K. interest rate swaps	24.2	-
Accrual of special interest on corporate bonds and revolving credit facility related to August 2016 waiver agreements	11.8	-
Other changes in accrued interest, net of other items	0.2	2.7
Interest payments	**($249.9)**	**($138.1)**

u) Represents project-level and other principal debt payments to the extent paid from operating cash. The reconciliation from Principal payments on non-recourse long-term debt as shown on the Consolidated Statement of Cash Flows to Principal payments applicable to CAFD for the years ended December 31, 2015 and 2016 is as follows:

$ in millions	2016	2015
Principal payments on non-recourse long-term debt	**($156.0)**	**($517.6)**
Construction financings repaid by SunEdison as per terms of acquisition	38.1	429.1
Return of capital to debt providers not used to acquire assets, net	24.7	-
Financing lease obligations repaid by SunEdison as per terms of acquisition	-	20.2
Construction financings repaid from term loan proceeds	-	18.3
Other, net	1.0	4.1
Principal payments	**($92.2)**	**($45.9)**

TerraForm Power

17

Footnotes to Reg. G

Exhibit 99.1

u) Represents cash distributions paid to non-controlling interests in our renewable energy facilities. The reconciliation from Distributions to non-controlling interests as shown on the Consolidated Statement of Cash Flows to Cash distributions to non-controlling interests, net for the years ended December 31, 2015 and 2016 is as follows:

$ in millions	2016	2015
Distributions to non-controlling interests	**($23.8)**	**($28.1)**
Contributions from non-controlling interests	4.6	-
Dividends paid to Class B1 common stockholders	-	2.9
Amount reported in 2014 for CAFD purposes	-	1.7
Other, net	0.4	-
Cash distributions to non-controlling interests, net	**($18.8)**	**($23.5)**

v) We received an equity contribution of $4.0 million from SunEdison pursuant to the Interest Payment Agreement for the year ended December 31, 2015. We received an equity contribution from SunEdison of $6.6 million and $8.0 million pursuant to the Amended Interest Payment Agreement during the years ended December 31, 2015 and December 31, 2016, respectively. In addition, in conjunction with the First Wind Acquisition, SunEdison committed to reimburse us for capital expenditures and operations and maintenance labor fees in excess of budgeted amounts for certain of our wind power plants. During the year ended December 31, 2015, the Company received contributions pursuant to this agreement of $4.3 million. No contributions were received pursuant to either agreement during the three months ended December 31, 2015 or the three months and year ended December 31, 2016.

w) Represents economic ownership of certain acquired operating assets which accrued to us prior to the acquisition close date. The amount recognized for the year ended December 31, 2015 primarily related to our acquisition of Invenergy Wind, First Wind, and Northern Lights. Per the terms of the Invenergy Wind acquisition, we received economic ownership of the Invenergy Wind assets effective July 1, 2015 and $39.6 million of CAFD accrued to us from July 1, 2015 through the December 15, 2015 closing date. Per the terms of the First Wind acquisition, we received economic ownership of the First Wind operating assets effective January 1, 2015 and $7.2 million of CAFD accrued to us from January 1, 2015 through the January 29, 2015 closing date. Per the terms of the Northern Lights acquisition, we received economic ownership of the Northern Lights facilities effective January 1, 2015 and $3.7 million of CAFD accrued to us from January 1, 2015 through the June 30, 2015 closing date. The remaining $2.7 million of economic ownership related to our acquisitions of Moose Power and Integrys, which both closed in the second quarter of 2015.

x) Represents other cash flows as determined by management to be representative of normal operations for 2016 and 2015 as follows:

$ in millions	2016	2015
Major maintenance reserve releases / (additions)	$9.0	($4.3)
Regulus reimbursable network upgrade	3.0	4.3
Rattlesnake ERCOT collateral release / (posting)	4.5	(5.0)
Liquidated damages paid to TerraForm Power by SunEdison related to asset management and other performance agreements	-	4.4
Kaheawa Wind Power I tax reimbursement	-	2.4
Other	-	2.1
Total Other items	**$16.5**	**$3.9**

y) Represents the accumulation of restricted cash as of December 31, 2016 due to the impact of SunEdison bankruptcy-triggered or related defaults for those defaults not resolved at July 15, 2017.

TerraForm POWER

18

19 Footnotes to Reg. G. Adjusted Revenue, Adjusted EBITDA and CAFD are supplemental non-GAAP measures and their limitations are discussed below. Because of the limitations described below, we encourage you to review, and evaluate the basis for, each of the adjustments made to arrive at Adjusted Revenue, Adjusted EBITDA and CAFD. Adjusted Revenue We define adjusted revenue as operating revenues, net, adjusted for non-cash items including unrealized gain/loss on derivatives, amortization of favorable and unfavorable rate revenue contracts, net and other non-cash revenue items. We disclose Adjusted Revenue as a supplemental non-GAAP measure because we believe it is useful to investors and other stakeholders in evaluating the performance of our renewable energy assets and comparing that performance across periods in each case without regard to non-cash revenue items. Adjusted Revenue has certain limitations in that it does not reflect the impact of these non-cash items of revenue on our performance. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including revenue. Adjusted EBITDA We disclose Adjusted EBITDA because we believe Adjusted EBITDA is useful to investors and other interested parties as a measure of financial and operating performance and debt service capabilities. We believe Adjusted EBITDA provides an additional tool to investors and securities analysts to compare our performance across periods and among us and our peer companies without regard to interest expense, taxes and depreciation and amortization. In addition, Adjusted EBITDA is also used by our management for internal planning purposes, including for certain aspects of our consolidated operating budget. We believe Adjusted EBITDA is useful as a planning tool because it allows our management to compare performance across periods on a consistent basis in order to more easily view and evaluate operating and performance trends and as a means of forecasting operating and financial performance and comparing actual performance to forecasted expectations. For these reasons, we also believe it is also useful for communicating with shareholders, bondholders and lenders and other stakeholders. Because of the limitations described below, however, we encourage you to review, and evaluate the basis for, each of the adjustments made to arrive at Adjusted EBITDA. Adjusted EBITDA is a supplemental non-GAAP financial measure. Our definitions and calculations of these items may not necessarily be the same as those used by other companies. Adjusted EBITDA is not a measure of liquidity or profitability and should not be considered as an alternative to net income, operating income, net cash provided by operating activities or any other measure determined in accordance with U.S. GAAP. Moreover, Adjusted EBITDA has certain limitations and should not be considered in isolation. Some of these limitations are: (i) Adjusted EBITDA does not reflect cash expenditures or future requirements for capital expenditures or contractual liabilities or future working capital needs, (ii) Adjusted EBITDA does not reflect the significant interest expenses that we expect to incur or any income tax payments that we may incur, and (iii) Adjusted EBITDA does not reflect depreciation and amortization and, although these charges are non-cash, the assets to which they relate may need to be replaced in the future, and Adjusted EBITDA does not take into account any cash expenditures required to replace those assets. Adjusted EBITDA also includes, among other things, adjustments for goodwill impairment charges, gains and losses on derivatives and foreign currency swaps, acquisition related costs and items we believe are infrequent, unusual or non-recurring, including adjustments for general and administrative expenses we have incurred as a result of the bankruptcy of SunEdison, Inc. and certain of its subsidiaries (the “SunEdison Bankruptcy”). These adjustments for infrequent, unusual or non-recurring items and items that we do not believe are representative of our core business involve the application of management judgment, and the presentation of Adjusted EBITDA should not be construed to infer that our future results will be unaffected by infrequent, non-operating, unusual or non-recurring items. Cash Available for Distribution We disclose CAFD because we believe cash available for distribution is useful to investors in evaluating our operating performance and because securities analysts and other stakeholders analyze CAFD as a measure of our financial and operating performance and our ability to pay dividends. In addition, cash available for distribution is used by our management team for internal planning purposes and for evaluating the attractiveness of investments and acquisitions. Because of the limitations described below, however, we encourage you to review, and evaluate the basis for, each of the adjustments made to calculate CAFD. CAFD is a supplemental non-GAAP financial measure. Our definitions and calculations of CAFD may not necessarily be the same as those used by other companies. CAFD is not a measure of liquidity or profitability, nor is it indicative of the funds needed by us to operate our business. It should not be considered as an alternative to net income (loss), operating income, net cash provided by operating activities or any other performance or liquidity measure determined in accordance with U.S. GAAP. CAFD has certain limitations and should not be considered in isolation. Some of these limitations are: (i) CAFD includes all of the adjustments and exclusions made to Adjusted EBITDA described above, including, but not limited to, not reflecting depreciation and amortization, and does not capture the level of capital expenditures required to maintain our assets and excludes certain other cash flow items that are not representative of our core business operations. These adjustments for items that we do not believe are representative of our core business involve the application of management judgment, and the presentation of CAFD should not be construed to infer that our future results will be unaffected by infrequent, non-operating, unusual or non-recurring items. Exhibit 99.1

20 Exhibit 99.1